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                                                                    EXHIBIT 3(A)
                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN DENTAL PARTNERS, INC.


     FIRST:  The name of this corporation (the "Company") shall be:

                         AMERICAN DENTAL PARTNERS, INC.

     SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is THE CORPORATION TRUST COMPANY.

     THIRD:  The purpose or purposes of the Company shall be:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Company shall have the authority to issue is 26,000,000, consisting of 25,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 400,000 shares shall be designated as Series A Convertible Preferred Stock and 70,000 shares shall be designated as Series B Redeemable Preferred Stock.

     1.  Designation.  The series of 400,000 shares of Series A Convertible
         -----------
Preferred Stock, par value $.01 per share, shall be designated the "Series A Preferred Stock", and the series of 70,000 shares of Series B Redeemable Preferred Stock, par value $.01 per share, shall be designated the "Series B Preferred Stock." The Series A Preferred Stock and the Series B Preferred Stock sometimes are referred to hereinafter collectively as the "Preferred Stock" and shall have the following rights, terms and privileges:

     2.  Dividends.
         ---------

         (a) Dividends.  The holders of the then outstanding Preferred Stock
             ---------
shall be entitled to receive, out of funds legally available therefore, when, as and if declared by the Board of Directors, dividends at the cumulative rate of $1.58 per share of Series A Preferred Stock and $8.00 per share of Series B Preferred Stock, compounded annually. Such amounts shall be subject to appropriate adjustment in the event of any stock split, stock dividend or any other form of recapitalization (collectively a "Recapitalization") occurring after January 8, 1996. Upon conversion of Series A Preferred Stock into Common Stock all

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dividends accrued on the Series A Preferred Stock shall be cancelled.

         (b) Dividends on Common Stock.  No dividend shall be paid on the
             -------------------------
Common Stock (other than a dividend payable solely in Common Stock) so long as any share of Preferred Stock remains outstanding unless the holders of Preferred Stock shall have consented thereto under Section 9.

     3.  Liquidation, Dissolution or Winding Up.
         --------------------------------------

         (a) Treatment at Liquidation, Dissolution or Winding Up.  In the event
             ---------------------------------------------------
of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock which is junior to the Preferred Stock, holders of each share of the Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, the greater of (i) (x) in the case of the Series A Preferred Stock, an amount of $19.75 per share (subject to the adjustment in the event of a Recapitalization occurring after January 8, 1996) and (y) in the case of the Series B Preferred Stock, an amount of $100 per share of Preferred Stock (subject to the adjustment in the event of a Recapitalization occurring after January 8, 1996), plus in each case all accumulated dividends under Section 2(a) through the date of such liquidation, dissolution or winding up, or (ii) in the case of the Series A Preferred Stock, such amount per share of Series A Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5. The amount payable with respect to the Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3(a) is referred to herein as the "Liquidation Amount."

         If the assets of the Company available for distribution to its shareholders shall be insufficient to pay all the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets in proportion to the amounts which they would have received with respect to their Series A or Series B Preferred Stock had all amounts payable on or with respect to said shares been paid in full.

         After the payment of the Liquidation Amount shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Preferred Stock so as to be available for such payments, the holders of the Preferred Stock

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shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

         (b)  Treatment of Reorganizations.  Any Reorganization (as such term
              ----------------------------
is defined in Section 5(g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3;

provided, however, that each holder of the Preferred Stock shall have the right
--------  -------
to elect the benefits of the provisions of Section 5(g) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Company pursuant to this Section 3.

         (c)  Distribution in Cash.  The Liquidation
                                     ---------------
Amount shall in all events be paid in cash.

     4.  Voting Power.  Except as otherwise expressly provided in
         ------------
Section 9 hereof, or as required by law, (i) each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, and (ii) holders of Series B Preferred Stock shall have no voting rights with respect to such stock. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters.

     5.  Conversion Rights for the Preferred Stock.  The holders of the Series A
         -----------------------------------------
Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock.

         (a) General.  Subject to and in compliance with the provisions of this
             -------
Section 5, any share of the Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted.

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         (b) Applicable Conversion Rate.  The conversion rate in effect at any
             --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $19.75 by the respective Applicable Conversion Value, calculated as provided in Section 5(c).

         (c)  Applicable Conversion Value.  The Applicable Conversion Value
              ---------------------------
shall be $19.75 provided that such amounts shall be adjusted from time to time in accordance with this Section 5.

         (d)  Adjustments to Applicable Conversion Value.
              ------------------------------------------

              (i) (A)  Upon Sale of Common Stock.  If the Company shall, while
                       -------------------------
there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Values for the Series A Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the relevant Applicable Conversion Value by a fraction:

              (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus the number of shares of Common Stock issuable upon exercise of the options described in Section 5(d)(i)(E) which are then outstanding, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

              (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus the number of shares of Common Stock issuable upon exercise of the options described in Section 5(d)(i)(E) which are then outstanding, plus (b) the number of such additional shares of Common Stock so issued.

                   (B)  Upon Issuance of Warrants, Options and Rights to Common
                        -------------------------------------------------------
Stock.
-----

              (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to

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          such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

          Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration per share of such securities, and (2) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

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               (2)  For purposes of this paragraph, the "Net Consideration Per
          Share" which may be received by the Company shall be determined as follows:

                    (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                    (b) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                    (C)  Stock Dividends.  In the event the Company shall make
                         ---------------
or issue a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for the Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration.

                    (D) Consideration Other than Cash.  For purposes of this
                        -----------------------------
Section 5(d), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company.

                    (E) Exceptions.  This Section 5(d)(i) shall not apply under
                        ----------
any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d)(i) shall not apply to (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock, (ii) options (and the shares issuable upon exercise thereof) to purchase shares of Common Stock

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(including options outstanding on the date hereof) issued to employees, officers or consultants of the Company, pursuant to options granted under a stock option plan approved by the Company's Board of Directors, (iii) shares of Common Stock issuable prior to May 1, 1996, (iv) shares of Common Stock issuable in connection with debentures issued pursuant to a certain Subordinated Debenture Purchase Agreement dated as of January 8, 1996, and (v) shares of Common Stock issued in connection with an acquisition approved by the Board of Directors of the Company. The number of shares in this Section (E) shall be proportionately adjusted to reflect any Recapitalization occurring after January 8, 1996.

          (ii) Upon Extraordinary Common Stock Event.  Upon the happening of an
               -------------------------------------
Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for the Series A Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value with respect to the Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Values for the Series A Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

          "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of Preferred Stock, unless made pro rata to holders of Series A Preferred Stock,
                             --- ----
          (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (e)  Dividends.  In the event the Company shall make or issue, or
               ---------
shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series A Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to the date of such distribution.

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          (f)  Capital Reorganization or Reclassification.  If the Common Stock
               ------------------------------------------
issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

          (g)  Capital Reorganization, Merger or Sale of Assets.  If at any time
               ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          Upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Series A Preferred Stock shall have the option of electing treatment for his shares of Series A Preferred Stock under either this Section 5(g) or Section 3 hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) business days before the effective date of such event.

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          (h)  Certificate as to Adjustments, Notice by the Company.  In each
               ----------------------------------------------------
case of an adjustment or readjustment of the Applicable Conversion Rate, the Company at its expense will furnish each holder of Series A Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          (i)  Exercise of Conversion Privilege.  To exercise its conversion
               --------------------------------
privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

          (j)  Cash in Lieu of Fractional Shares.  The Company may, if it so
               ---------------------------------
elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series A Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect to such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as reasonably determined in a manner prescribed in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

          (k)  Partial Conversion.  In the event some but not all of the shares
               ------------------
of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

          (l)  Reservation of Common Stock.  The Company shall at all times
               ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m)  Minimum Adjustment.  Any provision of this Section 5 to the
               ------------------
contrary notwithstanding, no adjustment in the Applicable Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable Conversion Value then in effect.

     6.   Mandatory Conversion.  If at any time the Company shall effect a
          --------------------
Qualified Public Offering, then effective upon the closing of the sale of shares of stock of the Company pursuant to such Qualified Public Offering, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in Section 5. For purposes of this Section 6, the term "Qualified Public Offering" shall mean a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $15,000,000 and the price paid by the public for such shares shall be at least two times the then Applicable

Conversion Value of the Series A Preferred Stock per share. Holders of shares of Series A Preferred Stock subject to conversion shall deliver to the Company at its principal office (or such other office or agency as the Company may designate by notice in writing) during its usual business hours, the certificate or certificates for the shares of Series A Preferred Stock being converted, and the Company shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled. Until such time as holders of shares of Series A Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which the holders shall be entitled upon the surrender thereof.

     7.   Redemption.  Except to the extent prohibited under applicable law, the
          ----------
Preferred Stock shall be subject to redemption on the following basis:

          (a) If not previously redeemed, all shares of Series B Preferred Stock shall be redeemed concurrently with consummation of the first sale of securities by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, or within 90 days thereafter.

          (b) All shares of Preferred Stock (including the Series A Preferred Stock if not previously converted into Common Stock) shall be subject to redemption at the option of the Company or the holders thereof commencing January 8, 2002. If the Company so elects in writing to the holders of Preferred Stock, or if holders of a majority of the shares of Preferred Stock outstanding on January 8, 2002 give notice to the Company requesting redemption of their Preferred Stock, the Company shall redeem within 30 days after the giving of notice of such election, or the receipt of such notice from such holders, one-third of the shares of Series A Preferred Stock and one-third of the shares of Series B Preferred Stock then outstanding, and shall redeem an additional one-third of the shares of each such series on January 8, 2003 and an additional one-third of the shares of each such series on January 8, 2004. This redemption right shall be cumulative, so that if the Company does not make such election or the holders of Preferred Stock do not give such notice in 2002, the Company or such holders may require redemption of all shares of Preferred Stock in a subsequent year. All shares of Preferred Stock shall be redeemed at the original price paid therefore, plus all accumulated dividends under Section 2(a).

     8.   Reissuance of Preferred Stock.  Any share or shares of Series A
          -----------------------------
Preferred Stock, Series B Preferred Stock, or other series or classes of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion, or otherwise shall again be available for issuance by the Company, subject to designation as provided in Section 12 of this Article FOURTH.

     9.  Restrictions and Limitations.
         ----------------------------

          (a)  Corporate Action.  Except as expressly provided herein or as
               ----------------
required by law, so long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51% of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

               (i) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock;

               (ii) authorize, increase the authorized number of shares of, or issue, or obligate itself to authorize or issue, any equity security senior to the Series A Preferred Stock as to liquidation preference, dividend right, redemption right or voting right;

               (iii) amend, restate, modify or alter the certificate of incorporation or by-laws of the Company in any way which alters or changes the rights, preferences or privileges of the Series A Preferred Stock so as to affect such stock adversely.

          (b)  Corporate Action.  Except as expressly provided herein or as
               ----------------
required by law, so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other that directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51% of the then outstanding shares of Series B Preferred Stock, voting as a separate class:

               (i) authorize or issue, or obligate itself to authorize or issue, additional shares of Series B Preferred Stock;

               (ii) authorize, increase the authorized number of shares of, or issue, or obligate itself to authorize or issue, any equity security senior to the Series B Preferred Stock as to liquidation preference, dividend right, redemption right or voting right;

               (iii) amend, restate, modify or alter the certificate of incorporation or by-laws of the Company in any way which alters or changes the rights, preferences or privileges of the Series B Preferred Stock.

     10.  No Dilution or Impairment.  The Company will not, by amendment of its
          -------------------------
certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Preferred Stock set forth herein.

     11.  Notice of Record Date.  In the event of
          ---------------------

          (a) any taking by the Company of a record of holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if

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

any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

     12.  Undesignated Preferred Stock.  The Company may issue one or more
          ----------------------------
series of shares of Preferred Stock, each of which series may have such voting powers, full or limited, or no voting powers, such other powers, and such designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors. The authority of the board of directors with respect to each series of shares of Preferred Stock shall include, but not be limited to, determination of the following:

          (a) the number of shares of Preferred Stock of any series issued and the distinctive designation of the shares of such series of stock, if any;

          (b) the dividend rate, if any, on the shares of any series of Preferred Stock, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other series of stock;

          (c) whether any series of shares of Preferred Stock shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including without limitation provision for adjustment of the conversion or exchange rate upon the occurrence of such events as the board of directors shall determine;

          (d) whether or not any series of shares of Preferred Stock shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares of Preferred Stock for redemption if less than all shares of stock of a series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

          (e) whether any series of shares of Preferred Stock shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of the shares of stock, and, if so, the terms and amount of such sinking fund;

          (f) the rights of any series of shares of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of shares of stock; and

          (g) any other relative, participating, optional or other special rights, qualifications, limitations, or restrictions of any series of shares of Preferred Stock.

     FIFTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The board of directors of the Company is expressly authorized to adopt, amend, or repeal the by-laws of the Company, except as otherwise provided in the by-laws.

          B. Elections of directors need not be by written ballot unless the by-laws of the Company shall so provide.

          C. The books of the Company may be kept at such place within or without the State of Delaware as the by-laws of the Company may provide or as may be designated from time to time by the board of directors of the Company.

     SIXTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: The Company hereby elects that it shall be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

     EIGHTH:   The Company reserves the right to amend this Second Amended and
Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power. Notwithstanding the foregoing, in addition to any necessary percentage voting requirements (and notwithstanding that a lesser percentage may be required) under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, for the amendment or repeal of any provision of this Second Amended and Restated Certificate of Incorporation, the amendment or repeal of any provision of this Second Amended and Restated Certificate of Incorporation shall require the affirmative vote of the holders of at least two-thirds of the shares of stock entitled to vote on such proposal and, if any class of shares is required or entitled to be voted separately as a class, the affirmative vote of holders of at least two-thirds of the shares of such class; provided that if two-thirds of the directors then in office recommend to the stockholders that such proposal be approved, then such proposal may be approved by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote on such proposal and, if any class of shares is required or entitled to be voted separately as a class, by the affirmative vote of the holders of at least a majority of the shares of such class.

     NINTH:    No director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director i) for any breach of a director's duty of loyalty to the Company or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) under Section 174 of the General Corporation Law of Delaware, or iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TENTH:    The Company is to have perpetual existence.

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

     ELEVENTH: To the extent permitted by law, the Company may purchase or otherwise acquire shares of stock of any class issued by it for such consideration and upon such terms and conditions as may be authorized by its board of directors, in its discretion, from time to time.

     TWELFTH: Any director or the entire board of directors of the Company may be removed, with or without cause. Such removal shall require the affirmative vote of the holders of at least two-thirds of the shares of stock then entitled to vote in the election of directors; provided that if two-thirds of the directors then in office recommend to the stockholders that a director be removed, then such director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of stock then entitled to vote in the election of directors.

     THIRTEENTH: If at any time the Company has a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, then for so long as such class of stock is so registered, all actions by the stockholders of the Company must be taken at an annual or special meeting of the stockholders and may not be taken by written consent.

                                      -17-